EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF SCI AND ITG

As of June 30, 2006

(amounts in thousands)

	SCI June 30, 2006	Pro Forma Adjustments Relating to SCI Stock Dividend	ITG July 2, 2006	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$4,057	—	$41,178	$45,235
Accounts receivable—net	38,747	—	106,237	144,984
Sundry notes and accounts receivable	1,319	—	12,843	14,162
Inventories	25,229	—	122,089	147,318
Deferred income taxes	1,683	—	—	1,683
Assets held in deferred compensation plan	2,534	—	—	2,534
Prepaid and other	3,413	—	6,902	10,315

Total current assets	76,982	—	289,249	366,231
Investments in and advances to unconsolidated affiliates	217	—	2,203	2,420
Property, plant and equipment, net	43,433	—	58,281	101,714
Intangibles and deferred charges, net	786	—	1,455	2,241
Goodwill	—	—	2,740	2,740
Deferred income taxes	—	—	17,883	17,883
Other assets	269	—	1,184	1,453

	$121,687	$—	$372,995	$494,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$2,749	—	$5,884	$8,633
Short-term borrowings	—	—	5,042	5,042
Accounts payable	16,112	—	45,616	61,728
Accrued salaries and benefits	4,107	—	7,326	11,433
Sundry accounts payable and accrued liabilities	8,677	—	24,013	32,690
Deferred income taxes	—	—	—	—

Total current liabilities	31,645	—	87,881	119,526
Long-term liabilities
Bank debt and other long-term obligations	911	—	78,048	78,959
Unsecured subordinated notes	—	—	36,286	36,286
Deferred income taxes	3,404	—	—	3,404
Other liabilities	470	—	30,355	30,825

Total long-term liabilities	4,785	—	144,689	149,474

Total liabilities	36,430	—	232,570	269,000
Minority interest in subsidiaries	551	—	16,972	17,523
Stockholders’ equity
Common stock	54	6	168	228
Additional paid-in-capital	56,741	—	61,523	118,264
Treasury stock	(411)	—	—	(411)
Retained earnings	18,167	(6)	63,536	81,697
Accumulated other comprehensive income (loss)	10,155	—	(1,774)	8,381

Total stockholders’ equity	84,706	—	123,453	208,159

	$121,687	$—	$372,995	$494,682

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF

SCI, ITG AND PARRAS CONE

For the Six Months Ended June 30, 2006

(amounts in thousands, except per share data)

	SCI Six Months Ended June 30, 2006	ITG Six Months Ended July 2, 2006	Combined SCI and ITG	Parras Cone Acquisition	Pro Forma Adjustments Relating to Parras Cone Acquisition		Pro Forma
Net sales	$113,806	$300,437	$414,243	$29,667	$—		$443,910
Cost of sales	103,155	271,078	374,233	28,063	(4,284	)(1)	398,012

Gross profit	10,651	29,359	40,010	1,604	4,284		45,898
Selling and administrative expenses	8,804	31,285	40,089	2,744	(550	)(1)	42,283
Stock-based compensation and related cash bonus expense	—	382	382	—	—		382
Start-up costs on international initiatives	—	1,500	1,500	—	—		1,500
(Gain) loss on disposal of property, plant and equipment	10	(757)	(747)	—	—		(747)
Provision for restructuring and impairment	—	404	404	—	—		404

Income (loss) from operations	1,837	(3,455)	(1,618)	(1,140)	4,834		2,076
Other income (expense):
Interest income	103	391	494	90	—		584
Interest expense	(340)	(2,870)	(3,210)	(543)	(956	)(2)	(4,709)
Other income (expense)	171	9,210	9,381	(884)	—		8,497

Income (loss) before income taxes	1,771	3,276	5,047	(2,477)	3,878		6,448
Provision for (benefit from) income tax	225	6,131	6,356	5,674	(161	)(3)	11,869

Income (loss) before equity in earnings of unconsolidated affiliates and minority interest net income	1,546	(2,855)	(1,309)	(8,151)	4,039		(5,421)
Equity in earnings (losses) of unconsolidated affiliates	(20)	(812)	(832)	—	1,076	(4)	244
Minority interest in loss of consolidated subsidiaries	194	259	453	—	—		453

Net income (loss)	$1,720	$(3,408)	$(1,688)	$(8,151)	$5,115		$(4,724)

Net income (loss) per common share, basic	$0.32						$(0.27)
Net income (loss) per common share, diluted	$0.32						$(0.27)

Weighted average number of common shares outstanding, basic	5,403						17,379 (5)
Weighted average number of common shares outstanding, diluted	5,431						17,407 (5)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF

SCI, ITG AND PARRAS CONE

For the Year Ended December 31, 2005

(amounts in thousands, except per share data)

	SCI Year Ended December 31, 2005	ITG Year Ended October 2, 2005 (6)	Combined SCI and ITG	Parras Cone Acquisition	Pro Forma Adjustments Relating to Parras Cone Acquisition		Pro Forma
Net sales	$220,114	$724,060	$944,174	$53,546	$—		$997,720
Cost of sales	196,693	641,800	838,493	50,030	(8,511	)(1)	880,012

Gross profit	23,421	82,260	105,681	3,516	(8,511)		117,708
Selling and administrative expenses	16,004	69,518	85,522	4,110	(1,025	)(1)	88,607
Stock-based compensation and related cash bonus expense	—	5,236	5,236	—	—		5,236
Start-up costs on international initiatives	—	1,268	1,268	—	—		1,268
(Gain) loss on disposal of property, plant and equipment	141	(2,432)	(2,291)	—	—		(2,291)
Expenses associated with changes of control	2,965	—	2,965	—	—		2,965
Settlement/curtailment gain on retired medical plans	—	(8,153)	(8,153)	—	—		(8,153)
Provision for restructuring and impairment	—	6,949	6,949	—	—		6,949

Income (loss) from operations	4,311	9,874	14,185	(594)	9,536		23,127
Other income (expense):
Interest income	68	534	602	456	—		1,058
Interest expense	(682)	(6,063)	(6,745)	(242)	(1,916	)(2)	(8,903)
Other income (expense)	(606)	901	295	1,164	—		1,459

Income before income taxes	3,091	5,246	8,337	784	7,620		16,741
Provision for (benefit from) income tax	907	1,171	2,078	(827)	(323	)(3)	928

Income before equity in earnings (losses) of unconsolidated affiliates and minority interest net income	2,184	4,075	6,259	1,611	7,943		15,813
Equity in earnings (losses) of unconsolidated affiliates	754	2,714	3,468	—	(1,944	)(4)	1,524
Minority interest in loss of consolidated subsidiaries	605	92	697	—	—		697

Net income	$3,543	$6,881	$10,424	$1,611	$5,999		$18,034

Net income per common share, basic	$0.66						$1.04
Net income per common share, diluted	$0.65						$1.04

Weighted average number of common shares outstanding, basic	5,370						17,346 (5)
Weighted average number of common shares outstanding, diluted	5,447						17,423 (5)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) To eliminate management and marketing fees paid to the former 50% owner of Parras Cone, and reduced depreciation expense on fixed assets written-down in accordance with SFAS No. 141, Business Combinations, upon acquisition of the remaining 50% ownership interest of Parras Cone on June 30, 2006.

(2) Represents pro forma interest expense to finance the acquisition of the remaining 50% interest in Parras Cone not already owned by ITG.

(3) To record income tax effects of pro forma income (loss).

(4) To eliminate equity in earnings (loss) of Parras Cone.

(5) Basic and diluted weighted average shares outstanding have been adjusted to include 11,364,038 shares of SCI common stock that are expected to be issued in connection with the merger and 611,905 shares that are expected to be issued pursuant to the stock dividend expected to be declared by SCI.

(6) As a result of differences in the fiscal year end of SCI and ITG, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 omits ITG’s statement of operations for the period from October 3, 2005 to January 1, 2006. Summarized operating information of ITG for this period is as follows:

Net sales	$134,892
Expenses	(134,696)

Net income	$196

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